Exhibit 10.2
LOAN AGREEMENT
     THIS LOAN AGREEMENT (this “Agreement”), is executed as of July 21, 2005, by and between The Fashion House, Inc., a Delaware corporation (the “Company”), and American Microcap Investment Fund 1, LLC, a Delaware limited liability company (the “Lender”).
     WHEREAS, the Company is preparing to conduct a private placement offering (the “Private Placement”) simultaneously with a reverse triangular merger (the “Merger”) with and into a wholly-owned subsidiary of a publicly traded company (the “Public Company Parent”) whereby the Company will survive such Merger;
     WHEREAS, in order to fund the Company’s operations until such Offering and Merger are completed, the Company wishes to borrow $550,000 from the Lender as a short-term bridge loan; and
     WHEREAS, the Lender is willing to provide such financing on terms and conditions as set forth herein.
     NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Lender, intending to be legally bound, agree as follows:
ARTICLE 1
DEFINITIONS
     1.1 Defined terms. Certain capitalized terms used in this Agreement shall have the specific meanings defined below:
     “Business Day” shall mean a day other than a Saturday, Sunday, or other day on which commercial banks are authorized or required by law to close.
     “Common Stock” shall mean the common stock of the Company.
     “Equity Securities” shall mean the capital stock of such person or entity and/or any Stock Equivalents of such person or entity.
     “Interest Rate” shall mean the higher of (a) the highest prime rate of interest per annum published in the Money Rate Table of the Western Edition of The Wall Street Journal, as adjusted on a daily basis, plus five percent (5%) per annum, or (b) 10.75% per annum, in either case compounded annually.

     “Loan Closing Date” shall mean the date upon which the Loan is made to the Company.
     “Stock Equivalents” of any person or entity shall mean options, warrants, calls, rights, commitments, convertible securities and other securities pursuant to which the holder, directly or indirectly, has the right to acquire (with or without additional consideration) capital stock or equity of such person or entity.
ARTICLE 2
THE LOAN
     2.1 Loan. According to the terms and subject to the conditions of this Agreement, the Lender shall make a loan to the Company on the Loan Closing Date in the amount of $550,000 (the “Loan”). The Loan shall be evidenced by a promissory note in the form attached hereto as Exhibit A (“Note”), duly executed on behalf of the Company and dated as of the Loan Closing Date.
     2.2 [This Section Intentionally Omitted.]
     2.3 Interest. The Loan shall bear interest (“Interest”) from the date of payment by the Lender until the Maturity Date at the Interest Rate (calculated on the basis of the actual number of days elapsed over a year of 360 days). Interest is payable by the Company on a monthly basis in arrears on the first Business Day of the month. Notwithstanding anything to the contrary, in no event shall the Interest Rate be less than 10.75% per annum, nor shall the Interest Rate be adjusted to exceed the maximum amount permitted by applicable law.
     2.4 Prepayment of the Loan. The Company may from time to time prepay all or any portion of the Loan without premium or penalty of any type. The Company shall give the Lender at least three Business Day prior written notice of its intention to prepay the Loan, specifying the date of payment and the total amount of the Loan to be paid on such date.
     2.5 Maturity Date. Unless the Loan is earlier accelerated pursuant to the terms hereof, the Loan and all accrued Interest thereon shall be due and payable in full on the date (the “Maturity Date”) that is one hundred eighty (180) days following the Loan Closing Date; provided, however, that once the Company has received an aggregate of $3 million from the sale(s) of its Equity Securities, including, without limitation, the sale of its Equity Securities pursuant to the offering set forth in its Confidential Private Offering Memorandum dated June 1, 2005, but not including any conversion of up to $600,000 in bridge loans into Common Stock at $0.80 per share as referenced in such Memorandum (excluding the Elevation Fund Loan, as defined below), the Company shall pay to the Lender any and all proceeds in excess of such $3 million amount as a repayment of the indebtedness then due hereunder. In the event that the Merger is not consummated within one hundred eighty (180) days after the Loan Closing Date, the Lender may, at the Lender’s option and acting in its sole and absolute discretion, extend the Maturity Date on such terms and conditions as determined by the Lender in its sole and absolute discretion.
     2.6 Fees. The Company shall pay a fee (the “Commitment Fee”) to the Lender on the Closing Date in the amount of $22,000. Such amount shall be fully earned by the Lender when paid, and shall not be refundable to the Company under any circumstances.

ARTICLE 3
CONDITIONS PRECEDENT TO THE LOAN
     3.1 Conditions on the Loan Closing Date. The obligation of the Lender to make the Loan pursuant to Section 2.1 shall be subject to the satisfaction, on or before the Loan Closing Date, of the conditions set forth in this Section. If the conditions set forth in this Section are not met on or prior to the Loan Closing Date, the Lender shall have no obligation to make the Loan.
     (a) The Company shall have duly executed and delivered to the Lender the Note representing the Loan.
     (b) The Company shall have duly authorized, executed, and delivered to the Lender a security agreement in the form attached hereto as Exhibit B (the “Security Agreement”) to secure the repayment of the Loan and granting the Lender a continuing security interest in all presently existing and hereafter acquired assets and property of the Company of whatever nature and wherever located (except for any such assets for which, by the terms of any agreement in existence on the date hereof, does not permit the granting of a security interest, in which case the Company shall grant to the Lender in the Security Agreement a security interest in all proceeds received by the Company generated by such assets), which such Security Interest shall be senior to all other security interests or encumbrances against the assets and property of the Company, with the exception of the existing Consignment Agreement between the Company and Itochu International, Inc. and the security interest granted to The Elevation Fund, LLC, a Delaware limited liability company, under that certain Amended and Restated Security Agreement dated as of April 1, 2005, for so long as such Consignment Agreement and Securities Interest are in effect.
     (c) The Company shall have delivered to the Lender a duly executed opinion of counsel to the Company in form and substance reasonably acceptable to the Lender.
     (d) The Lender shall have received on or before the Loan Closing Date an Officer’s Certificate in the form attached hereto as Exhibit C, dated as of the Loan Closing Date.
ARTICLE 4
REPRESENTATIONS AND WARRANTIES
     4.1 Due Incorporation and Good Standing. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, with full and adequate power to carry on and conduct its business as presently conducted, and is duly licensed or qualified in all foreign jurisdictions wherein the failure to be so qualified or licensed would reasonably be expected to have a material adverse effect on the business of the Company.
     4.2 Due Authorization. The Company has full right, power and authority to enter into this Agreement, to make the borrowings hereunder and execute and deliver the Note as provided herein and to perform all of its duties and obligations under this Agreement and the Note. The execution and delivery of this Agreement will not, nor will the observance or performance of any of the matters and things herein or therein set forth, violate or contravene any provision of law or the Company’s bylaws or certificate of incorporation. All necessary and appropriate corporate action on the part of the Company has been taken to authorize the execution and delivery of this

Agreement. Concurrently with the execution of this Agreement, the Company will deliver to the Lender a copy of the minutes of the meeting of the Company’s Board of Directors authorizing the Company to enter into this Agreement, to make the borrowings as provided herein, and to perform all of its duties and obligations under this Agreement.
     4.3 Enforceability. Each of this Agreement, the Note and the Security Agreement has been validly executed and delivered by the Company and constitutes the legal, valid and binding obligations of the Company enforceable against it in accordance with its respective terms, subject to applicable bankruptcy, insolvency, reorganization or similar laws relating to or affecting the enforcement of creditors’ right and to the availability of the remedy of specific performance.
     4.4 Capitalization. All of the Company’s authorized and outstanding equity securities (including securities convertible into equity securities) are identified on Schedule A attached hereto. Other than as set forth on Schedule A, there are no outstanding shares of capital stock or any options, warrants or other preemptive rights, rights of first refusal or similar rights to purchase equity securities of the Company.
     4.5 Subsidiaries. The Company owns no securities of any other entity, and there are no outstanding shares of capital stock or any options, warrants or other preemptive rights, rights of first refusal or similar rights to purchase equity securities of any other entity.
     4.6 Compliance with Laws. The nature and transaction of the Company’s business and operations and the use of its properties and assets do not, and during the term of this Agreement shall not, violate or conflict with in any material respect any applicable law, statute, ordinance, rule, regulation or order of any kind or nature.
     4.7 Absence of Conflicts. The execution, delivery and performance by the Company of this Agreement, the Note and the Security Agreement, and the transactions contemplated hereby and thereby, do not constitute a breach or default, or require consents under, any agreement, permit, contract or other instrument to which the Company is a party, or by which the Company is bound or to which any of the assets of the Company is subject, or any judgment, order, writ, decree, authorization, license, rule, regulation, or statute to which the Company is subject, except as contemplated in Section 3.1(b) hereof.
     4.8 Litigation and Taxes. There is no litigation or governmental proceeding pending, or to the best knowledge of the Company after due inquiry, threatened, against the Company. The Company has duly filed all applicable income or other tax returns and has paid all material income or other taxes when due. There is no controversy or objection pending, or to the best knowledge of the Company after due inquiry, threatened in respect of any tax returns of the Company.
     4.9 No Omissions or Misstatements. None of the information included in this Agreement, other documents or information furnished or to be furnished by the Company, or in the Company’s Confidential Private Placement Memorandum dated June 1, 2005, or any of its representations, contains any untrue statement of a material fact or is misleading in any material respect or omits to state any material fact. Copies of all documents referred to herein have been delivered or made available to the Lender and constitute true and complete copies thereof and include all amendments, schedules, appendices, supplements or modifications thereto or waivers thereunder.
     4.10 Financial Statements. The financial statements of the Company included in Exhibit A to its Confidential Private Offering Memorandum dated June 1, 2005 are complete and correct, have been prepared from the books and records of the Company in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except for changes specified therein and except that unaudited financial statements are not accompanied by notes, and present fairly the financial condition, results of operations, shareholders’ equity and changes in financial position of the Company and its consolidated Subsidiaries as of the dates thereof and for the periods specified therein. Except as set forth in the balance sheet as of March 31, 2005 included in such financial statements or incurred in the ordinary course of business since March 31, 2005, and except for outstanding Convertible Promissory Notes aggregating $325,000 convertible into Common Stock at $0.80 per share upon the closing of the Merger, the Company has any no indebtedness, obligation or liability, absolute, accrued, contingent or otherwise, and there has been no material adverse change in the condition (financial or otherwise), results of operations, assets, properties or prospects.
     4.11 Company Knowledge and Experience. The Company (together with its accountants, legal counsel and other representatives with whom it has consulted in connection with this Agreement) has such knowledge, experience and access to professional advice in financial and business matters, including loans like the Loan, to be capable of evaluating the risks and merits of receiving the Loan pursuant to this Agreement, and the Company has obtained such professional third-party advice concerning the Loan and the transactions contemplated hereby as it has desired and deemed prudent.
     4.12 The Elevation Fund Loan; CIT Security Interest. The total principal outstanding under the secured loan from The Elevation Fund, LLC (the “Elevation Fund Loan”) does not exceed $625,000, and the Elevation Fund Loan is not in default, and no fact or circumstance exists that with notice, passage of time or both would constitute such a default. The CIT Group does not hold any security interest in any Company assets, and any and all UCC financing statements suggesting otherwise have been, or will be, terminated.
     4.13 Lender Security Interest. Assuming the filing of the Lender’s Form UCC-1 Financing Statement with the Delaware Secretary of State’s Office on or prior to the date hereof, the Lender holds a perfected security interest in the Collateral (as defined in the Security Agreement) that is junior only to the security interests of Itochu International, Inc. and The Elevation Fund, LLC referenced in Section 3.1(b) above (assuming the prior filings of Form UCC-1 Financing Statements by such other secured parties covering such Collateral).
ARTICLE 5
COVENANTS
     5.1 Negative Covenants of the Company. The Company covenants and agrees that, from the Loan Closing Date until the Maturity Date (and, in any event, during such time as any portion of the Loan or any Interest thereon is outstanding), without the consent of the Lender, the Company will not:
          (a) create, incur, assume or suffer to exist, without the Lender’s prior written consent, which consent the Lender may withhold in its sole and absolute discretion, any secured indebtedness (other than that existing on the Loan Closing Date) or any other indebtedness that (i) is in any way senior or superior to this Agreement or the indebtedness represented hereby; or (ii) (other than indebtedness arising in the Company’s ordinary course of business) exceeds $400,000 or requires or allows payments of principal or interest prior to the repayment of the Note in full;
          (b) except for the Merger, merge or consolidate with or into any other corporation or sell or otherwise convey 25% or more of its assets;
          (c) in a single transaction or series of related transactions, effect a significant acquisition of any business or entity (for purposes hereof, a “significant” acquisition shall be determined in accordance with Instructions 2, 3 and 4 or Item 2 of Form 8-K of the Securities and Exchange Commission);
          (d) engage in any business other than the business conducted by the Company on the Loan Closing Date;
          (e) declare, set aside or pay any dividend or other distribution on any of its capital stock;
          (f) engage in any transaction with any Affiliate (as such term is defined in Rule 501(b) of the Securities Act of 1933, as amended) on terms less favorable to the Company than could be obtained from an unrelated party;
          (g) amend its Certificate of Incorporation or Bylaws in any manner that adversely affects the rights associated with this Agreement, the Common Stock or the Warrant; or
          (h) increase the principal amount of the Elevation Fund Loan; or
          (i) voluntarily prepay in whole or in part, or modify, any indebtedness outstanding on the Loan Closing Date, including, without limitation, any indebtedness under the Convertible Promissory Notes referenced in Section 4.5 hereof, prior to the repayment of the Note in full.
     The Company will give notice to the Lender of any default under any provisions of this Agreement within three business days after the discovery by the Company of such default.
     5.2 Affirmative Covenants of the Company. The Company covenants and agrees that, from the Loan Closing Date until the Maturity Date (and, in any event, during such time as any portion of the Loan or any Interest thereon is outstanding), the Company shall:

          (a) operate its business only in the ordinary course and maintain its properties and assets in good repair, working order and condition;
          (b) cause to be done all things reasonably necessary to maintain, preserve and renew its corporate existence and all material licenses, authorizations and permits necessary to the conduct of its businesses;
          (c) comply with all applicable laws, rules and regulations of all governmental authorities, the violation of which could reasonably be expected to have a material adverse effect on its business, properties or prospects;
          (d) deliver to the Lender within 10 days after the end of each fiscal month and within 30 days of the end of each fiscal quarter, (i) unaudited consolidated financial statements (including balance sheets, statements of income and loss, statements of cash flow and statements of shareholders’ equity) all in reasonable detail, fairly presenting the financial position and the results of operations of the Company as of the end of and through such periods, prepared in accordance with generally accepted accounting principles, consistently applied in the United States and consistent with past practice; (ii) a statement of any litigation or legal action pending or threatened against the Company certified as true and correct by the Company’s Chief Executive Officer; and (iii) such other reports as the Lender may reasonably request.
          (e) deliver to the Lender within five days after they are available (but in any event within ninety days after the end of each of its fiscal years) the Company’s audited annual financial statements and the Company’s annual budget, and allow the Lender reasonable access during normal business hours to visit the Company and inspect the financial records of the Company;
          (f) provide the Lender with at least 10 days’ written notice of any meeting of the Board of Directors of the Company and permit the Lender to designate an individual to attend such meeting, including any adjournment thereof, as an observer. In addition, the Lender’s designee shall receive all written material disseminated to the Board of Directors in advance, during or following any meeting, whether or not the designee was in attendance. The Lender’s designee shall receive the same compensation as is paid to the members of the Board of Directors in connection with such designee’s attendance of meetings of the Board of Directors; and
          (g) use any and all proceeds received from any sale(s) or other dispositions of its Equity Securities, including any such sale(s) pursuant to the offering set forth in its Confidential Private Placement Memorandum dated June 1, 2005, to repay any and all indebtedness that may then be senior to the Loan and/or the Lender’s security interest under the Security Agreement, including, without limitation, any indebtedness that the Company may then owe to The Elevation Fund, LLC.

ARTICLE 6
DEFAULT
     6.1 Events of Default. The occurrence of any of the following events (each an “Event of Default”), not cured in the applicable cure period, if any, shall constitute and Event of Default of the Company:
          (a) a breach of any representation, warranty, covenant or other provision of this Agreement, the Note or the Security Agreement, which, if capable of being cured, is not cured within three days following notice thereof to the Company;
          (b) the failure to make when due any payment described in this Agreement, the Note or the Security Agreement, whether on or after the Maturity Date, by acceleration or otherwise;
          (c) the failure of the Public Company Parent to issue the Warrant to the Lender at the closing of the Merger or thereafter to comply with the terms thereof; or
          (d) (i) the application for the appointment of a receiver or custodian for the Company or the property of the Company, (ii) the entry of an order for relief or the filing of a petition by or against the Company under the provisions of any bankruptcy or insolvency law, (iii) any assignment for the benefit of creditors by or against the Company, or (iv) the Company becomes insolvent.
     6.2 Effect of Default. Upon the occurrence of any Event of Default that is not cured within any applicable cure period, the Lender may elect, by written notice delivered to the Company, to take any or all of the following actions: (i) declare this Agreement terminated and the outstanding amounts under the Note to be forthwith due and payable, whereupon the entire unpaid Loan, together with accrued and unpaid Interest thereon, and all other cash obligations hereunder, shall become forthwith due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Company, anything contained herein or in the Note or the Security Agreement to the contrary notwithstanding, and (ii) exercise any and all other remedies provided hereunder or available at law or in equity upon the occurrence and continuation of an Event of Default. In addition, during the occurrence of any Event of Default, the Company shall not pay make any payment on any other outstanding indebtedness of the Company (other than indebtedness of the Company to which the Lender has agreed in writing to subordinate this Agreement and the Note hereunder).
ARTICLE 7
WARRANT
     7.1 Issuance of Warrant. The Company shall cause the merger agreement for the Merger between the Company and Public Company Parent to include a covenant of the Parent Company Parent that it will issue to the Lender at the closing of the Merger a Common Stock Purchase Warrant (the “Warrant”) in the form attached hereto as Exhibit D, appropriately completed as follows:

          (a) The number of shares for which the Warrant shall be exercisable shall be equal to: (i) 550,000, multiplied by (ii) a fraction, the numerator of which is $1.00 and the denominator or which is the lesser of $1.00 and the Lowest Price (the “Sale Price”);
          (b) The Initial Exercise Price (as defined in the Warrant) shall be 80% of the Sale Price (rounded down to the nearest cent);
          (c) The date shall be the closing date of the Merger.
     For purposes of this Agreement, the “Lowest Price” shall mean the lowest price per share at which the Public Company Parent or the Company issues Equity Securities after the date hereof and within 30 days following the close of the Merger, excluding (i) common stock issued upon conversion of up to $600,000 of bridge loans at not less than $.80 per share obtained by the Company after June 1, 2005; (ii) shares issued upon exercise of options or warrants outstanding as of June 1, 2005 or granted after June 1, 2005 at not less than $1.00 per share; (iii) shares issued to consultants pursuant to obligations existing as of June 1, 2005; and (iv) shares issued as part of the Merger. In determining the price at which the Company issues shares prior to or within 30 days after the Merger, for purposes of determining the “Lowest Price,” the actual price at which the Company issues shares shall be adjusted by dividing the actual price by the conversion ratio in the Merger. Thus, if each share of Company Common Stock is converted into 100 shares of Parent Company common stock in the Merger (a ratio of 100-to-1), a new price shall be determined by dividing the actual price by 100. By means of example, if the Company issued Common Stock for $0.80 per share and the conversion ratio were 100-to-1, the price at which the Company issued the Common Stock, for purposes of determining the Lowest Price, would be deemed to be $0.80.
     If the Company completes the Merger and the Public Company Parent issues its common stock for $1.00 per share as contemplated by the Confidential Private Offering Memorandum dated June 1, 2005, and neither the Company nor the Public Company Parent issues any Equity Securities at a price (or deemed price) of less than $1.00 per share within the time periods specified in the preceding paragraph (other than excluded issuances in the preceding paragraph), the number of Warrants issued would be 550,000 and the Initial Exercise Price (as defined in the Warrant) would be $0.80.
     7.2 Public Company Parent Issuance. The Company shall cause the Public Company Parent to issue the Warrant to the Lender as the closing of the Merger.
     7.3 Warrant Obligations. The Company shall cause the Parent Company Parent to comply on timely basis with each and every obligation under the Warrant and each Additional Warrant (as defined in the Warrant).
     7.4 Failure to Complete Merger. If the Merger has not been completed by the Maturity Date, upon the Maturity Date the Company shall issue to the Lender, without payment or further consideration: (i) a number of shares of its Common Stock equal to 10% of the Fully Diluted Shares Outstanding as of the Maturity Date plus (ii) for each series of preferred stock outstanding at the Maturity Date, a number of shares of such series of preferred stock equal to 10% of the number of the number of shares of such series of preferred stock outstanding at the

Maturity Date. “Fully Diluted Shares Outstanding” shall mean the sum of the number of shares of Common Stock outstanding plus the maximum number of shares of Common Stock that may be issued upon exercise or conversion (with or without consideration) of outstanding options, warrants, and convertible securities, and other rights to acquire Common Stock or securities convertible into Common Stock, but excluding outstanding convertible preferred stock. Upon issuance of the stock, the Lender shall no longer be entitled to a Warrant under Section 7.1 of this Agreement.
     7.5 Registration Rights. The Lender shall have piggyback registration rights comparable to those set forth in the Warrant for: (a) any shares of Common Stock issued to the Lender under Section 7.4 of this Agreement and (b) any shares of Common Stock into which preferred stock issued to Lender under Section 7.4 may be converted. As promptly as practicable following the issuance to the Lender of such shares, but in no event later than 30 days following the Maturity Date, the Company and Lender shall enter into a registration rights agreement evidencing such registration rights, which agreement shall be in form and substance satisfactory to the Lender.
ARTICLE 8
MISCELLANEOUS
     8.1 Successors and Assigns; Participations. Subject to the exceptions specifically set forth in this Agreement, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective executors, administrators, heirs, successors and assigns of the parties. This Agreement may be assigned solely by the Lender. Furthermore, although this Agreement, the Note and the Security Agreement name the Lender as the holder thereof and/or the lender thereunder, the Lender is authorized to sell participation interests in the Loan to one or more other persons or entities. The Company agrees that: (a) each holder of a participation interest will be entitled to rely on the terms of this Agreement, the Note and the Security Agreement as if such holder had been named as an original party hereto and thereto; and (b) the Lender is authorized to provide all information furnished to the Lender by the Company to each holder of a participation interest.
     8.2 Titles and Subtitles. The titles and subtitles of the Sections of this Agreement are used for convenience only and shall not be considered in construing or interpreting this agreement.
     8.3 Notices. Any notice, request or other communication required or permitted hereunder shall be in writing and shall be delivered personally or by facsimile (receipt confirmed electronically) or shall be sent by a reputable express delivery service or by certified mail, postage prepaid with return receipt requested, addressed as follows:

if to the Company, to:
The Fashion House, Inc.
6310 San Vicente Blvd.
Suite 330
Los Angeles, CA 90048
Attn: John Hanna
Fax: (310) 939-3052
with a copy to:
Richardson & Patel LLP
10900 Wilshire Boulevard
Suite 500
Los Angeles, CA 90024
Attn: Michael D. Donahue
Fax: (310) 208-1154
if to the Lender, to:
American Microcap Investment Fund 1, LLC
733 Park Avenue, 18th Floor
New York, New York 10021
Attn: Richard Kaufman, President
Fax: (646) 619-4599
with a copy to:
Troy & Gould P.C.
1801 Century Park East, 16th Floor
Los Angeles, California 90067-2367
Attn: Alan B. Spatz, Esq.
Fax: (310) 789-1431
Either party hereto may change the above specified recipient or mailing address by notice to the other party given in the manner herein prescribed. All notices shall be deemed given on the day when actually delivered as provided above (if delivered personally or by facsimile, provided that any such facsimile is received during regular business hours at the recipient’s location) or on the day shown on the return receipt (if delivered by mail or delivery service).
     8.4 Governing Law. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of California without giving effect to any choice of law or conflict of law provision or rule (whether of the State of California or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of California.

     8.5 Waiver and Amendment. Any term of this Agreement may be amended, waived or modified with the written consent of the Company and the Lender.
     8.6 Remedies. No delay or omission by the Lender in exercising any of its rights, remedies, powers or privileges hereunder or at law or in equity and no course of dealing between the Lender and the undersigned or any other person shall be deemed a waiver by the Lender of any such rights, remedies, powers or privileges, even if such delay or omission is continuous or repeated, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise thereof by the Lender or the exercise of any other right, remedy, power or privilege by the Lender. The rights and remedies of the Lender described herein shall be cumulative and not restrictive of any other rights or remedies available under any other instrument, at law or in equity.
     8.7 Expenses. The Company shall pay all customary costs and expenses incurred by the Lender in connection with the negotiation and preparation of the documents contemplated by this Agreement and the Loan closing (including the Lender’s reasonable attorneys’ fees not to exceed, however, $15,000).
     8.8 Integration. This Agreement, along with the Note and the Security Agreement, constitutes the complete and exclusive agreement between the Company and the Lender with respect to the subject-matter herein and replaces and supersedes any and all other prior written and oral agreements or statements by such parties hereto relating to such subject-matter, including, without limitation, that certain letter dated July 13, 2005 from Richard Kaufman, President of the Lender, to John Hanna, the Chief Executive Officer of the Company.
     8.9 Prevailing Party. If either party hereto brings any legal suit, action or proceeding against another party arising out of, relating to, or concerning the interpretation or the enforcement of rights and duties hereunder or any transaction related hereto (collectively, an “Action”), the losing party shall pay to the prevailing party a reasonable sum for attorneys’ fees and shall reimburse all costs (whether or not such costs are otherwise recoverable under the provisions of the California Code of Civil Procedure or other statutory law of California or any other jurisdiction) incurred in connection with the prosecution or defense of such Action and/or enforcement of any judgment, order, ruling or award granted therein, all of which shall be deemed to have accrued on the commencement of such Action and shall be paid whether or not such Action is prosecuted to a judgment, order, ruling or award. “Prevailing Party” within the meaning of this Section includes, without limitation, a party which agrees to dismiss an Action on the other party’s payment of some or all sums allegedly due or performance of some or all of the covenants allegedly breached, or which obtains substantially the relief sought by it.

          IN WITNESS WHEREOF, the Company has caused this Loan Agreement to be signed in its name on the date first set forth above.

THE FASHION HOUSE, INC.

By:

John Hanna
Chief Executive Officer

AMERICAN MICROCAP INVESTMENT FUND 1, LLC

By: AMI Management LLC, Manager

By:

Richard Kaufman
President

SCHEDULE A

The Fashion House, Inc.
Capitalization
Shareholder Name	Shares	Percent
John Hanna	4,900	49.0%
Christopher Thomas Wyatt	4,900	49.0%
Martin Simone and Leslie J. Frank	200	2.0%

Total	10,000
Sch. A - 1

EXHIBIT A
PROMISSORY NOTE
See attached.
Exh A - 1

EXHIBIT B
SECURITY AGREEMENT
See attached.
Exh B - 2

EXHIBIT C
OFFICER’S CERTIFCATE
See attached.
Exh C - 3

EXHIBIT D
COMMON STOCK PURCHASE WARRANT
See attached.
Exh D - 1